                                                                     EXHIBIT 1.1

                                   [          ]

                            PACER INTERNATIONAL, INC.

                                  Common Stock

                                    FORM OF
                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               [         ], 2002

CREDIT SUISSE FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
BB&T CAPITAL MARKETS, a DIVISION of SCOTT & STRINGFELLOW, INC.
   As Representatives of the Several Underwriters,
   c/o Credit Suisse First Boston Corporation,
   Eleven Madison Avenue,
   New York, N.Y.  10010-3629

Dear Sirs:

     1. Introductory. Pacer International, Inc., a Tennessee corporation ("Company"), proposes to issue and sell [______] shares of its common stock ("Securities") to the several Underwriters named in Schedule B hereto ("Underwriters") and the stockholders listed in Schedule A hereto ("Selling Stockholders") propose severally to sell an aggregate of [______] outstanding shares of the Securities (such [______] shares of Securities being hereinafter referred to as the "Firm Securities") to the Underwriters. The Selling Stockholders propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [______] additional outstanding shares of the Company's Securities, as set forth below (such [______] additional shares being hereinafter referred to as the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". As part of the offering contemplated by this Agreement, Credit Suisse First Boston Corporation ("CSFBC"), (the "Designated Underwriter") has agreed to reserve out of the Firm Securities purchased by the Underwriters under this Agreement, up to [______] shares, for sale to the Company's directors, officers, employees and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined herein) under the heading "Underwriting" (the "Directed Share Program"). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the "Directed Shares") will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholders hereby agree with the Underwriters as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement (No. 333-53700) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Com-mission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder ("Rules and Regu-lations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
     Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

          (iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus.

          (iv) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (v) Each subsidiary of the Company has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens granted to the lenders under the Company's credit agreement, as described under "Description of Certain Indebtedness -- Senior Secured Credit Facility" in the Prospectus (the "Credit Agreement").

          (vi) This Agreement has been duly authorized, executed and delivered by the Company.

          (vii) The shares of capital stock of the Company outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable.

          (viii) The Offered Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities will not be subject to any preemptive or similar rights.

          (ix) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (a) as of the date hereof, the Amended and Restated Charter of the Company, as amended (the "Existing Charter") or Amended By-Laws (the "Existing By-Laws") of the Company or, as of the Closing Date, the Second Amended and Restated Charter of the Company or the Second Amended and Restated By-Laws, (b) applicable law, (c) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (d) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary the noncompliance with which, in the case of clauses (b), (c) and (d), would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement except (a) for such consents, approvals, authorizations, orders or qualifications as would not adversely affect the Underwriters and as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (b) such as have been obtained or made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (c) for such consents, approvals, authorizations, orders or qualifications as may be required (i) by the National Association of Securities Dealers, Inc. ("NASD"), (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold.

          (x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (xi) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in any Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in any Registration Statement or the Prospectus or to be filed as exhibits to such Registration Statement that are not described or filed as required.

               (xii) Except for the preliminary prospectus filed as part of the Registration Statement as originally filed or as part of Amendment
          No. 1 thereto, each preliminary prospectus filed as part of any other amendment to any Registration Statement, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable Rules and Regulations.

               (xiii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xiv) The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respect businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (xv) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (xvi) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statements.

               (xvii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

               (xviii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

               (xix) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (xx) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (xxi) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

               (xxii) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

               (xxiii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiv) The statistical and market-related data included in each Registration Statement and Prospectus are based on or derived from independent sources which the Company believes to be reliable in all material respects or represent the Company's good faith estimates based on information it believes to be reliable.

               (xxv) The audited and unaudited consolidated financial statements and related notes of the Company and its consolidated subsidiaries included in each Registration Statement and Prospectus present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. PricewaterhouseCoopers LLP, who has audited the consolidated financial statements as set forth in their report included in each Registration Statement and Prospectus, is an independent public accounting firm as required by the Act, the Exchange Act and the rules and regulations promulgated thereunder.

               (xxvi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

               (xxvii) The Securities have been approved for listing subject to notice of issuance on The Nasdaq Stock Market's National Market.

               (xxviii) Each Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

               (xxix) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

               (xxx) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

               (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

               (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations, did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

               (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

               (iv) (A) Such Selling Stockholder has reviewed the Registration Statement and the representations and warranties of the Company contained in this Section 2 and has no reason to believe that such representations and warranties are not true and correct and (B) the sale of the Offered Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and
each Selling Stockholder, at a purchase price of $[         ] per share, that
number of Firm Securities (rounded up or down, as determined by CSFBC and Bear, Stearns & Co., Inc. ("BSCI") in their discretion, in order to avoid fractions)
obtained by multiplying [         ] Firm Securities in the case of the Company
and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with

LaSalle Bank National Association, as custodian ("Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the occurrence of any event or, in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC and BSCI and specified by the Company in writing and by each of the Selling Stockholders as set forth in the Custody Agreement executed by such Selling Stockholders at the office of Cahill Gordon & Reindel, at
[         ] A.M., New York time, on [         ], 2002, or at such other time
not later than seven full business days thereafter as CSFBC, BSCI and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC and BSCI request and will be made available for checking and packaging at the office of the Transfer Agent and Registrar for the Securities in New York, New York at least 24 hours prior to the First Closing Date.

          In addition, upon written notice from CSFBC and BSCI given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFBC and BSCI to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC and BSCI to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC and BSCI to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC and BSCI but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Cahill Gordon & Reindel, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC and BSCI and specified by the Company in writing and by each of the Selling Stockholders as set forth in the Custody Agreement executed by such Selling Stockholders at the above office of Cahill

Gordon & Reindel. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC and BSCI request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of the Transfer Agent and Registrar for the Securities in New York, New York at a reasonable time in advance of such Optional Closing Date.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

          5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

               (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

          The Company will advise CSFBC and BSCI promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC and BSCI.

               (b) The Company will advise CSFBC and BSCI promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplement without CSFBC's and BSCI's consent; and the Company will also advise CSFBC and BSCI promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

               (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC and BSCI of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's nor BSCI's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

               (e) The Company will furnish to the Representatives copies of each Registration Statement (six of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC and BSCI reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

               (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC and BSCI reasonably designate and will continue such qualifications in effect so long as required for the distribution, provided that in connection therewith the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (g) For a period of 180 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC and BSCI, provided that the foregoing shall not apply to (i) issuances of Securities pursuant to the exercise of an option or warrant or the conversion of a security outstanding on the date of the Prospectus and the issuance of Securities in connection with the exchange of Pacer Logistics, Inc. Exchangeable Preferred Stock as described in the Registration Statement and Prospectus, (ii) the issuance of options under the Company's existing stock option plans described in the Prospectus, (iii) the issuance of Securities (or options, warrants or convertible securities in respect thereof) in connection with a bona fide merger or acquisition transaction, provided that the Securities (or such options, warrants and convertible securities) so issued are subject to the terms of a lock-up letter having provisions that are substantially the same as the lock-up letters described in Section 6(i) of this Agreement, and (iv) the filing by the Company with the Commission of any Registration Statement on Form S-8 and (ii) the sale to the Underwriters of the Firm Securities to be sold by the Company hereunder.

               (h) The Company and each of the Selling Stockholders agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing this Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all fees and expenses in connection with listing the Offered Securities on the Nasdaq Stock Market's National Market System; (iv) the filing fees incident to any required review by the NASD of the terms of the sale of the Offered Securities; (v) the cost of preparing stock certificates;

          (vi) the cost and charges of any transfer agent or registrar; (vii) the fees and expenses of one counsel for the Selling Stockholders;
          (viii) the fees and expenses of the Attorneys-in-Fact and the Custodian; (ix) travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities; and (x) all other costs and expenses incident to the performance of its and each Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this paragraph; and (b) each of the Selling Stockholders will pay the following: (i) any fees and expenses of its counsel if it should choose to use separate counsel from the one referred to in clause
          (a)(vii) of this paragraph and (ii) its pro rata share of all expenses and taxes incident to the sale and delivery of the Offered Securities to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, CSFBC and BSCI agree to pay any New York State stock transfer tax, and such Selling Stockholder agrees to reimburse CSFBC and BSCI for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this paragraph, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Offered Securities by them, and any expenses for any "tombstone" advertisement placed in connection with the sale of the Offered Securities.

               (i) Each Selling Stockholder agrees, for a period of 180 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFBC and BSCI, on behalf of the Underwriters, provided that the foregoing shall not apply to (i) Securities acquired by such Selling Stockholder in the open market from and after the date of the Prospectus; (ii) any transfer of Securities or any securities convertible into or exercisable or exchangeable for Securities (A) as a bona fide gift or gifts, (B) as a distribution to partners, members or shareholders of such Selling Stockholder that are affiliates of such Selling Stockholder or (C) pursuant to a sale of 100% of the outstanding Securities of the Company (including, without limitation, in connection with a tender offer for such Securities or by way of merger of the Company with another person) to a third party or group of third parties that are not affiliates of the Company; and (iii) the sale of Securities to the Underwriters pursuant to this Agreement; provided that (x) in the case of any transfer or distribution pursuant to clause (ii)(A) or (B), each transferee, donee or distributee, as applicable, agrees in writing to be bound by the terms of a lock-up letter having provisions that are substantially the same as the provisions of this Section 5(i) and shall confirm that it has not engaged in any conduct since the date of this Agreement which would have constituted a breach or violation of the terms of this Section 5(i) had such transferee, donee or distributee, as applicable, been an original party to this Agreement, (y) in the case of any transfer or distribution pursuant to clause (ii)(A), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180 day period referred to above) and (z) in the case of clause (ii)(C), the third party or group of third parties agree in writing to be bound by the restrictions set forth in this clause 5(i) until such time as such third party or group of third parties have acquired 100% of the outstanding Securities of the Company. In addition, each Selling Stockholder agrees that, without the prior written consent of each of CSFBC and BSCI, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

               (j) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Company will direct the transfer agent in writing to place stop transfer restrictions upon such securities for such period of time. The Designated Underwriter will notify the Company in writing as to which Participants will need to be so restricted. The obligations of the Company pursuant to this paragraph are subject to the receipt of such notice from the Designated Underwriter.

               (k) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Shares Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the underwriters in connection with the Directed Share Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

               (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective
          Time), of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                    (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) they have performed the procedures specified by the
               American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                    (iii) on the basis of the review referred to in clause (ii)
               above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or net operating income in the total or per share amounts of consolidated income before extraordinary items or net income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statements is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC and BSCI. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than

     10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC and BSCI. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or
     (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received opinions, each dated such Closing Date, of:

          (1) O'Sullivan LLP, special counsel for the Company, to the effect that:

                    (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction listed on a schedule to such opinion;

                    (ii) each Significant Subsidiary (as defined in Rule 1-02
               under Regulation S-X promulgated by the Commission) of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the requisite power and authority to own its property and to conduct its business as described in the Prospectus (it being understood that the foregoing opinion with respect to any Significant Subsidiary incorporated under the laws of a jurisdiction other than the States or New York or Delaware may be delivered by local counsel directly to the Underwriters) and is duly qualified to transact business and is in good standing in each jurisdiction listed on a schedule to such opinion;

          (iii) all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (it being understood that the foregoing opinion with respect to any Significant Subsidiary incorporated under the laws of a jurisdiction other than the States or New York or Delaware may be delivered by local counsel directly to the Underwriters) and are owned of record directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens granted under the Credit Agreement;

          (iv) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Custody Agreement will not contravene any provision of (a) any applicable United States law or law of the State of New York or, (b) any agreement or other instrument binding upon the Company or any of its subsidiaries and known to such counsel that is material to the Company and its subsidiaries, taken as a whole, or (c) any judgment, order or decree of any governmental body, agency or court of the United States or the State of New York having jurisdiction over the Company or any subsidiary and known to such counsel; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States or the State of New York is required for the performance by the Company of its obligations under this Agreement or the Custody Agreement, except for (a) such consents, approvals, authorizations, orders or qualifications as would not adversely affect the Underwriters and as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, (b) such as have been obtained or made under the Act and the Exchange Act and (c) such consents, approvals, authorizations, orders or qualifications as may be required (i) by the NASD, (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold;

          (v) the statements (A) in the Prospectus under the captions "Management-- Stock Option Plans," "Management-- Employment Agreements," "Certain Relationships and Related Transactions-- Arrangements with APL Limited, One of Our Stockholders, and its Affiliates," "-- Administrative Services Agreement," "-- Information Technology Outsourcing and License Agreement," "-- Stacktrain Services Agreement," "-- TPI Chassis Sublet Agreement," "-- Equipment Supply Agreement," "--Non-Competition Agreement," "-- Primary Obligation and Guaranty Agreement," "-- Tax Sharing Agreement with Coyote," "-- Management Agreement with Apollo," "-- Restrictions on Transactions with Affiliates" (excluding the first paragraph therein), "Description of Certain Indebtedness," "Shares Eligible for Future Sale (second paragraph only)," "Material Federal Income Tax Consequences to Non-U.S. Holders of Common Stock" and "Underwriting" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (vi) the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (vii) such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration State-ment or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; and

          (viii) the Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel may state that their opinion and belief is based on their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as stated; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus;

     and (2) Bass, Berry & Sims PLC, special Tennessee counsel for the Company to the effect that:

          (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, has the corporate power and corporate authority under Tennessee law to own its property and to conduct its business as described in the Prospectus;

          (ii) the information regarding the authorized capital stock of the Company described under "Description of Capital Stock" in the Prospectus has been reviewed by such counsel and is a fair and accurate summary thereof in all material respects and the capital stock of the Company conforms as to legal matters in all material respects to such description;

          (iii) the shares of capital stock of the Company issued and outstanding prior to the issuance of the Offered Securities have been duly authorized and are validly issued, fully paid and non-assessable;

          (iv) the Offered Securities to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Securities is not subject to any preemptive or other similar rights arising under the Company's Second Amended and Restated Charter or the Tennessee Business Corporation Act;

          (v) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been executed and delivered by the Company;

          (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not violate any provisions of (a) the Second Amended and Restated Charter or Second Amended and Restated By-Laws of the Company or (b) applicable Tennessee law; and no consent, approval, authorization or order of, or qualification with, any Tennessee governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of Tennessee in connection with the offer and sale of the Offered Securities; and

          (vii) the statements in the Prospectus in the first paragraph under the caption "Certain Relationships and Related Transactions--Restrictions on Transactions with Affiliates," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

          (e) The Representatives shall have received an opinion, dated the Closing Date, of each of O'Sullivan LLP, special counsel to Coyote Acquisition LLC and Coyote Acquisition II LLC, [______], special counsel to Pacer International Equity Investors LLC and [______], special counsel to DB Capital Investors L.P., to the effect that:

          (i) immediately prior to such Closing Date, such Selling Stockholder was the sole registered owner of the Offered Securities to be sold on such Closing Date by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and has the corporate or partnership power and authority to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder hereunder;

          (ii) assuming (1) the Underwriters purchase the Offered Securities to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code as currently in effect in the State of New York (the "NYUCC")), (2) the Underwriters make payment therefor as provided herein and in the Custody Agreement, (3) such Offered Securities are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and (4) the Underwriters obtain control of such Offered Securities (within the meaning of Section 8-106 of the NYUCC), the Underwriters will acquire all of the Selling Stockholder's rights and interest in the Offered Securities sold by such Selling Stockholder free of any adverse claim (within the meaning of Section 8-102(a)(1) of the NYUCC);

          (iii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the States of New York or Delaware is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder, except for (a) any such consent, approval, authorization, order or qualification which has been obtained and is in full force and effect, (b) such as have been obtained or made under the Act and the Exchange Act and (c) such consents, approvals, authorizations, orders or qualifications as may be required (i) by the NASD, (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Offered Securities may be offered or sold;

          (iv) the execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court of the United States, the State of New York having jurisdiction over such Selling Stockholder or any of its properties or, as applicable, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware or the Delaware Revised Uniform Limited Partnership Act or any agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the charter or by-laws (or other organizational documents) of such Selling Stockholder;

          (v) the Power of Attorney and related Custody Agreement with respect to such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (vi) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

     (f) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cahill Gordon & Reindel may rely as to the incorporation of the Company and all other matters governed by Tennessee law upon the opinion of Bass, Berry & Sims PLC referred to above.

     (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (h) The Representatives shall have received a letter, dated such Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (i) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of the executive officers, directors and stockholders of the Company.

          (j) The Custodian will deliver to CSFBC and BSCI a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC and BSCI together may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

     The Company agrees to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively with the Designated Underwriter, the "Designated Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

          (b) The Selling Stockholders jointly and severally will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that a Selling Stockholder shall only be subject to such
--------
liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling
                                                       --------
Stockholder or contained in a representation or warranty given by such Selling Stockholder in this Agreement or the Custody Agreement; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the sixth, fifteenth and sixteenth paragraphs under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above or Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above or
Section 9. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 7 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In the event the indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (i) the indemnifying party has agreed to pay such fees and expenses or
(ii) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to make contribution payments are several and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section or Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company and the Selling Stockholders within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obli gated to purchase on such Closing Date, CSFBC and BSCI may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and BSCI, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Qualified Independent Underwriter. The Company hereby confirms that at its request Bear, Stearns & Co. Inc. has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2710 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 and the obligations of the Company pursuant to Section 9 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

          11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group and c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, N.Y. 10179, Attention: Senior Managing Director, Equity Syndicate Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2300 Clayton Road, Suite 1200, Concord, California 94520, Attention:
Lawrence C. Yarberry, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed, in the case of (i) Coyote Acquisition LLC and Coyote Acquisition II LLC, to [_____]; (ii) Pacer International Equity Investors LLC, to [_____]; and (iii) DB Capital Investors L.P., to [_____]; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

          13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC and BSCI will be binding upon all the Underwriters. [Joshua Harris] and [Donald C. Orris] will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by [Joshua Harris] or [Donald C. Orris] will be binding upon all the Selling Stockholders.

          14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                   Very truly yours,


                                  ----------------------------------------------
                                  [Insert name or names of Selling Stockholders]





                                  PACER INTERNATIONAL, INC.



                                  By
                                    --------------------------------------------
                                                                  [Insert title]


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
BEAR, STEARNS & CO. INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
BB&T CAPITAL MARKETS, a DIVISION of SCOTT & STRINGFELLOW, INC.
     Acting on behalf of themselves and as the Representatives of the several Underwriters.

By  CREDIT SUISSE FIRST BOSTON CORPORATION

By
   ----------------------------------------
                             [Insert title]

                                   SCHEDULE A

                                                                  Number of
                                             Number of             Optional
                                           Firm Securities        Securities to
           Selling Stockholder              to be Sold             be Sold
           -------------------              ----------             -------

Coyote Acquisition LLC....................
Coyote Acquisition II LLC.................
Pacer International Equity Investors LLC..
DB Capital Investors L.P..................































     Total................................
                                           -------------          --------------

                                           =============          ==============

                                   SCHEDULE B

                                                                    Number of
                                                                Firm Securities
                  Underwriter                                   to be Purchased
--------------------------------------------------              ---------------
Credit Suisse First Boston Corporation..............
Bear, Stearns & Co. Inc.............................
Deutsche Bank Securities Inc........................
J.P. Morgan Securities Inc..........................
UBS Warburg LLC.....................................
BB&T Capital Markets, a division
of Scott & Stringfellow, Inc........................













                          Total.....................         -----------------
                                                             =================